SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.03  Material Modification to Rights of Security Holders.

On February 15, 2008, Tekni-Plex, Inc. (“Tekni-Plex” or the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that, on February 14, 2008, it had entered into an amendment and restatement (the “Amended and Restated Credit Agreement”) of its Credit Agreement among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent.  A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1.  The Amended and Restated Credit Agreement is a two-year, asset based, revolving credit facility in the maximum amount of $110 million (increased from $75 million).  The facility has a borrowing limitation of $95 million prior to a restructuring of the Company’s 12.75% Senior Subordinated Notes Due 2010 (the “Subordinated Notes”) on terms that are acceptable to each of the lenders under the facility in its sole discretion (the “Debt Swap”).  Furthermore, an Event of Default will occur under the Amended and Restated Credit Agreement if the Debt Swap is not consummated on or prior to May 13, 2008.  The amendment also, among other things, (i) modified the borrowing base to provide for increased availability, (ii) increased the pricing of the facility, (iii) increased the annual asset sale cap from $25 million to $35 million, (iv) increased the cap on investments in foreign subsidiaries from $7.5 million to $10 million, with effect only after consummation of the Debt Swap, (v) generally reduced the maximum permitted amount of capital expenditures, (vi) added a covenant requiring the Company to maintain a minimum level of EBITDA and (vii) imposed cash dominion at all times prior to the Debt Swap.  Except as described above, the material terms of the facility are substantially unchanged.

The Company also announced on February 15, 2008 that on February 14, 2008 it had entered into an amendment (the “Forbearance Amendment”) to its Forbearance Agreement (the “Forbearance Agreement”), dated as of January 16, 2008, with entities (collectively, the “Noteholder Group”) that have represented that they hold more than 91% of the Subordinated Notes and more than 67% of the Company’s 8.75% Senior Secured Notes due 2013 (the “Second Lien Notes”).  The Forbearance Amendment, a copy of which is attached hereto as Exhibit 10.2, amends the Forbearance Period under and as defined in the Forbearance Agreement such that it continues until the earlier to occur of (i) March 17, 2008 and (ii) four business days after the delivery by counsel to the Noteholder Group of a written notice terminating the Forbearance Period, which notice may be delivered upon or after the occurrence of any Forbearance Default (as defined in the Forbearance Agreement); provided that the Forbearance Agreement shall immediately terminate upon the occurrence of a Forbearance Default under subsection (G) of the definition thereof without the need for delivery of any notice.  The term Forbearance Default means (A) the valid acceleration of obligations arising under (i) the Indenture (the “Second Lien Indenture”) governing the Second Lien Notes; (ii) the Indenture governing the Company’s 10 7/8% Senior Secured Notes due 2012 (the “First Lien Notes”); or (iii) the Amended and Restated Credit Agreement; (B) the Company’s payment of or entry into an agreement to pay the fees or expenses of any ad-hoc group of holders of First Lien Notes or Second Lien Notes (other than the Noteholder Group); (C) the failure of the Company, after four business days’ written notice from counsel to the Noteholder Group alleging such a failure, to (i) engage in good faith negotiations with the Noteholder Group regarding a potential restructuring transaction or (ii) engage in good faith efforts to produce documentation and due diligence materials reasonably requested by the Noteholder Group’s advisors, which determination shall be made by the holders of a majority in principal amount of the Senior Subordinated Notes in good faith and their reasonable discretion; (D) the occurrence of any Event of Default (as defined in the Indenture governing the Subordinated Notes (the “Subordinated Notes Indenture”)) other than the Event of Default that arose under the Subordinated Notes Indenture due to the Company’s failure to make the interest payment on December 17, 2008; (E) the failure of the Company to comply with any material term, condition, covenant or agreement set forth in the Forbearance Agreement; (F) the failure of any representation or warranty made by the Company under the Forbearance Agreement to be true and correct in all material respects as of the date when made; (G) the commencement by or against the Company or any subsidiary that is a Significant Subsidiary (as defined in the Subordinated Notes Indenture) of a case under title 11 of the United States Code; (H) the Company engages in any material asset sales (other than the disposition of inventory), material sale-leaseback, or material financing transaction (including an increase in commitment under the Amended and Restated Credit Agreement) without the consent of a majority in principal amount of the Subordinated Notes held by the Noteholder Group; (I) the Company pays any management, sponsor or consulting fees to its preferred stockholders or their affiliates; (J) from and after February 14, 2008, the Company enters into any material amendment, restatement, supplement or modification to or under the Amended and Restated Credit Agreement without the consent of a majority in principal amount of the

Subordinated Notes held by the Noteholder Group (except to the extent that such requirement that the Company obtain such consent would violate Section 6.8 of the Amended and Restated Credit Agreement); or (K) the failure of the Company to deliver to the Noteholder Group’s advisors on or before February 22, 2008 a preliminary valuation report prepared by Rothschild Inc.

The Company also announced on February 15, 2008 that on February 14, 2008 it had entered into a Supplemental Indenture (the “Subordinated Notes Supplemental Indenture”) to the Subordinated Notes Indenture that permits the additional borrowing capacity provided by the Amended and Restated Credit Agreement and amends the definition of Change of Control thereunder so that a Change of Control would not occur in the event of an exchange of Subordinated Notes into equity of the Company.  Negotiations have not yet commenced with respect to such an exchange, and there can be no assurance that the Company will be able to reach an agreement on the terms of such an exchange.  A copy of the Subordinated Notes Supplemental Indenture is attached hereto as Exhibit 4.1.

On February 15, 2008, the Company received a waiver (the “Second Lien Waiver”) from the requisite holders of Second Lien Notes waiving compliance with Section 4.15 of the Second Lien Indenture to the extent that such section would otherwise require the Company to repurchase any Second Lien Note or take any other action upon a Change of Control (as defined in the Second Lien Indenture) arising out of or in connection with an exchange of Subordinated Notes into equity of the Company.  A copy of the Second Lien Waiver is attached hereto as Exhibit 4.2.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1
Fourth Supplemental Indenture, dated as of February 14, 2008, to the Indenture dated as of June 21, 2000, by and among Tekni-Plex, Inc., each of the guarantors party thereto and U.S. Bank National Association, as successor trustee.

4.2	Waiver, dated as of February 15, 2008, under the Indenture governing the Company’s 8.75% Senior Secured Notes due 2013.

10.1
Amended and Restated Credit Agreement, dated as of February 14, 2008, among Tekni-Plex, Inc., the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent, and General Electric Capital Corp., as syndication agent.

10.2
Amendment No. 1, dated as of February 14, 2008, to the Forbearance Agreement, dated as of January 16, 2008, by and among Tekni-Plex, Inc., each of its subsidiaries identified on the signature pages thereof, and various other parties.

99.1	Press Release of Tekni-Plex, Inc. dated February 15, 2008.

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Tekni-Plex undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	February 21, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Fourth Supplemental Indenture, dated as of February 14, 2008, to the Indenture dated as of June 21, 2000, by and among Tekni-Plex, Inc., each of the guarantors party thereto and U.S. Bank National Association, as successor trustee.

4.2	Waiver, dated as of February 15, 2008, under the Indenture governing the Company’s 8.75% Senior Secured Notes due 2013.

10.1
Amended and Restated Credit Agreement, dated as of February 14, 2008, among Tekni-Plex, Inc., the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent, and General Electric Capital Corp., as syndication agent.

10.2
Amendment No. 1, dated as of February 14, 2008, to the Forbearance Agreement, dated as of January 16, 2008, by and among Tekni-Plex, Inc., each of its subsidiaries identified on the signature pages thereof, and various other parties.

99.1	Press Release of Tekni-Plex, Inc. dated February 15, 2008.